UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________
Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

uVuMobile, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26809	91-1962104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Satellite Boulevard, Suite 130,
Duluth, Georgia 30097
(Address of Principal Executive
Offices)  (Zip Code)

(678) 417-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2008, Mr. William J. Loughman resigned his position as President, Chief Executive Officer and Chief Financial Officer of the Company.

On that same day, the Board of Directors appointed Scott Hughes, the Company’s Chief Technology Officer, to serve as the new Chief Executive Officer and President of the Company.  Mr. Hughes was also appointed to the Board of Directors.  Mr. Hughes joined the Company in March 2001 with over 16 years of technology and operations experience.

In addition, on that same day, the Board of Directors appointed Ronald A. Warren, the Company’s Vice President of Investor Relations, to serve as the new Chief Financial Officer.  Mr. Warren joined the Company in December 2003 with over 20 years of operations and financial communications experience.

There are no current or proposed transactions between the Company and Mr. Hughes or his immediate family, or between the Company and Mr. Warren or his immediate family, requiring disclosure under Rule 404(a) of Regulation S-K promulgated by the SEC.

May 1, 2008, the Company issued a press release announcing the appointment of Mr. Hughes to its Board of Directors.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibit 99.1 – Press Release May 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

uVuMobile, Inc.

Date: May 1, 2008	By:	/s/Scott Hughes
Chief Executive Officer